AMENDMENT NUMBER 2 TO

PRINCIPAL UNDERWRITING AGREEMENT

The Principal Underwriting Agreement between HIMCO Distribution Services Company and HIMCO Variable Insurance Trust dated April 30, 2014, is hereby amended to amend and restate Schedule A as attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of April 30, 2016.

HIMCO Variable Insurance Trust

By:	/s/ Matthew Poznar
Name: Matthew Poznar
Title: Chief Executive Officer

Agreed to and Accepted:

HIMCO Distribution Services Company

By:	/s/ Christopher S. Conner
Name: Christopher S. Conner
Title: Chief Compliance Officer

SCHEDULE A

To the Principal Underwriting Agreement

HIMCO VARIABLE INSURANCE TRUST

HIMCO VIT Index  Fund

HIMCO VIT Portfolio Diversifier  Fund

HIMCO VIT American Funds Asset Allocation Fund

HIMCO VIT American Funds Blue Chip Income and Growth Fund

HIMCO VIT American Funds Bond Fund

HIMCO VIT American Funds Global Bond Fund

HIMCO VIT American Funds Global Growth and Income Fund

HIMCO VIT American Funds Global Growth Fund

HIMCO VIT American Funds Global Small Capitalization Fund

HIMCO VIT American Funds Growth Fund

HIMCO VIT American Funds Growth-Income Fund

HIMCO VIT American Funds International Fund

HIMCO VIT American Funds New World Fund

HIMCO VIT Conservative Allocation Fund

HIMCO VIT Global Core Equity Fund

HIMCO VIT International Core Equity Fund

HIMCO VIT International Value Equity Fund

HIMCO VIT Large Cap Core Fund

HIMCO VIT Large Cap Growth Fund

HIMCO VIT Large Cap Value Fund

HIMCO VIT Moderate Allocation Fund

HIMCO VIT Small & Mid Cap Core Fund

HIMCO VIT Strategic Income Bond Fund

HIMCO VIT Total Return Bond Fund

Last updated April 30, 2016